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January 21, 2000



Mr. Joe Stein
Chief Financial Officer
Rubio's Restaurants, Inc.
1902 Wright Place, Suite 300
Carlsbad, CA  92008

Dear Joe:

Based upon the terms of this letter agreement, Alliant Foodservice, Inc. (sometimes "we" or "Alliant") offer to sell to your Rubios's Restaurants, Inc. (sometimes "customer") products carried by the Alliant Foodservice, Inc. distribution centers serving your account, subject to the availability of product, for the time period stated in this agreement.

The average order size per unit per delivery will be *** per drop. We recognize that there will be exceptions; however, this program is based on the condition that the average order size over a reasonable period of time (quarterly) will be maintained at *** per drop. Upon thirty (30) days advance notice to you and your failure to correct the deficiency drop size (system average of *** per drop) within such time period (quarterly), Alliant reserves the right thereafter to renegotiate the terms of this agreement, including per case markup, upon prior notice if there is a significant change in product mix or a failure to regularly meet the average order size measured in dollar value per drop. The above parameters are based on information which you have provided to us.

                                     MARK UP

                  Fresh Produce                      *** flat fee per case

                  Tortillas                          *** flat fee per case

                  All Other Products                 *** flat fee per case

Landed Cost is defined as I, II, III:

I. KRAFT-BRANDED PRODUCTS AND ALLIANT EXCLUSIVE PRODUCTS--Cost for such products may be based on various national or regional published prices lists, plus inbound freight (where applicable). In the alternative, at Alliant's option, the cost for Kraft and Alliant Exclusive products may be calculated as set forth in paragraph II below "All Other Products".

*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

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II.      PRODUCE - Total market cost plus freight (where applicable). Total market cost is set by the respective Alliant Foodservice distribution center on a district-wide basis and is intended to reflect the local market replacement cost or current market average cost of procured products.

III. ALL OTHER PRODUCTS--Cost for such products shall be invoice cost plus freight (where applicable) or local market replacement cost at Alliant's option plus freight (where applicable). Cost may include a fee for Alliant procurement activities which provide procurement leverage, order consolidation, and administration, and quality assurance. Alliant may, at its option, select the invoice cost to be used for determining Cost from among all invoices for product currently available for sale, or from confirmed purchase orders for product to be received by the third day of the pricing cycle. National forward purchases (including forward warehouse purchases and consigned products) may include applicable storage and finance charges or shall be based on local market replacement cost at Alliant's option. Local market replacement cost means the cost the individual Alliant distribution center would have been required to pay for the purchase of its normal quantity requirements of such products. The invoice used to establish Cost will be the invoice issued by the vendor or Alliant's national processing center.

IV. SUBSIDIARIES - This agreement expressly excludes City Meat and Provisions Company, Inc., a subsidiary of Alliant Foodservice, Inc. and any other subsidiaries or affiliates of Alliant which are manufacturers, fabricators or processors (collectively, "manufacturing subsidiaries"). In the event you wish to purchase products from manufacturing subsidiaries, those products' cost shall be determined by the manufacturing subsidiaries' price lists. A distribution fee, if applicable, may be added to the manufacturing subsidiaries' price list amount.

V. FREIGHT - Unless in-bound freight is included in vendor's delivered pricing, freight charges will be based on market conditions and will not exceed the freight rate normally payable by the Alliant Distribution Center for inbound shipments of regular quantity requirements of such products. Freight charges may include common or contract carrier charges by the product vendor or a carrier, or charges billed by Alliant for its freight management service.

         Prices are subject to change monthly except for certain categories that are subject to volatile cost fluctuations (i.e. produce), which will be priced weekly or as market conditions dictate.

         Only promotional allowances exclusively negotiated on your behalf or by you will be passed through to you. There will be no promotional allowances given on Kraft-Branded products under this agreement. Alliant shall be entitled to cash discounts and other supplier incentives. Because of the competitive nature of our pricing and other terms of sale, Alliant has no additional marketing monies to fund special customer requests (for example, customer-sponsored events, donations to customer-directed causes, etc.).

VI. ROUNDING - To simplify pricing, receiving and inventory valuation, Alliant rounds all prices with calculated penny fractions to the next highest penny per unit of sale.

VII. SUBSTITUTIONS - will be priced in accordance within the applicable category and of acceptable quality as determined by Rubio's R&D department.

VIII. RESTOCKING FEE - In the case of seasonal or special products or other instances where you request that Alliant pick up product for reasons other than an Alliant delivery error (i.e. incorrect or damaged product delivered), agree to pick up unopened, full cases of non-perishable products which are in good and saleable condition with adequate remaining shelf life to allow for resale. This will be mutually agreed to by Rubio's and Alliant. To defray our additional handling

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         expenses for the return of your excess inventory, Alliant reserves the right and with Rubio's approval, to charge a restocking fee of *** in addition to any restocking fees that may be charged by the manufacturer or additional freight expenses incurred. This restocking fee will be deducted from the full credit value of returned product.

IX. JOINT BUYING DECISIONS - Forward purchases made with your concurrence will be priced to you as follows: During the first full calendar month the product is in Alliant's warehouse, the price will be Landed Cost plus the applicable flat fee per case. During each additional calendar month that the product remains in Alliant's warehouse, the price will be increased see Schedule C to cover the cost of financing and storage, plus outside storage charges if applicable.

X. SERVICE CHARGE - If invoices are not paid within the terms specified in this agreement, a service charge will be assessed of *** per month, or such lesser charge if required by law. Unpaid invoice balances and finance charges due to Alliant will be deducted from any credits due to you.

XI. CUSTOMER OWNED INVENTORY - Alliant, at its discretion, may from time to time provide incidental storage and handling services with respect to certain products owned by you or a third party ("Customer Products"). The costs for such services shall be ***, and Customer shall pay such amounts within *** of receipt of an invoice from Alliant. Product will be invoiced as delivered to stores. Additional freight, storage, cost of money, etc. Associated with customer owned inventory will be agreed (per schedule c) and added to products. Alliant reserves the right to accept or reject any tendered Customer Product based on then-current business circumstances. You acknowledge that (i) Alliant will not have title to such Customer Products, and (ii) that Alliant shall not be deemed to be a bailee (paid or gratuitous) of the customer products, and (iii) that Alliant has no private warehouse or other insurance that would cover any losses relating to such Customer Products. Accordingly, Alliant makes no warranties or representations regarding the services provided hereunder and shall assume no liability with regard to such services or such Customer Products. You agree to release, indemnify and hold harmless Alliant, and its officers, employees and affiliates, from any and all liabilities, claims, suits, expenses, causes of action or damages (including but not limited to personal injury, death, property damage or damage to the Customer Products, and whether such damages be direct, actual, indirect, consequential, incidental or otherwise), that may arise out of Alliant's handling of the Customer Products or that in any way arise out of the services being performed by Alliant, except for such liabilities that may arise out of the gross negligence or willful misconduct of Alliant.

XII. PAYMENT - Terms are net *** with service charge applicable after ***, measured from invoice delivery date to date of our receipt of payment. Rubios will pay ***, per above terms, on a set prompt payment timetable, Alliant reserves the right at any time to adjust the payment terms or take any other appropriate action regarding payment or terms as it deems appropriate in its reasonable judgment if there is a change in Rubio's financial health, including the execution and delivery of a security agreement for extension of credit. We reserve the right to require the annual or quarterly, submission of audited financial statements, including a statement of cash flow, in order to ensure confirmation of the approved payment terms. You agree to reimburse Alliant for all costs and expenses (including reasonable attorneys' fees) incurred in enforcing its right to payment hereunder.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         Established terms pertain to franchiser only. Franchisee terms will be established based on Alliant's analysis of available credit information. A personal guaranty is typically required from franchisees in order to obtain terms exceeding c.o.d.

XXII. PROMPT PAY INCENTIVE - Your prompt payment terms are net ***. If you elect to pay prior to the net due date, then Alliant will pay you an incentive amount based upon the following schedule:

                           NET PAYMENT DAYS          INCENTIVE

                                 ***                    ***

         The incentive, which will be paid within *** following the close of the respective monthly period, will be calculated by *** amount during the period. *** will be permitted. Any deviation from your payment terms will voice and nullify this prompt payment incentive. The incentive will be paid by check.

XIV. TERM - This agreement shall commence as of the date first written above and shall continue for the period of 3 years and will be renewable each year. Either party may elect to terminate this agreement, with or without cause, upon sixty (60) days prior written notice to the other party.

XV. CUSTOMER INVENTORY - To effectively service our customers, Alliant is obligated to maximize warehouse capacity and limit inventory proliferation. Accordingly, we reserve the right not to stock any special or proprietary inventory which does not meet our minimum velocity requirement of ***. We also request that our customers afford us the opportunity to present alternatives to customer-requested special and/or proprietary products. Upon termination of this agreement for any reason, you agree to purchase at Cost plus reasonable delivery fee, all products that Alliant has in inventory, in transit, or for which unconditional orders have been placed, that have been purchased, transferred or consigned at your request, or otherwise for your account, including but not limited to customer-labeled or other proprietary products.

         In addition to the foregoing, you agree that at any time, with respect to any obsolete products purchased specially for you (which includes specially ordered and proprietary products), you will either purchase such products directly or advise us how to dispose of such products. In either event, we will be entitled to the full price, which we would otherwise be entitled to under this agreement. For purposes of this agreement, for each Alliant distribution center, obsolete products shall mean those which have a sales velocity of less than the above stated minimum velocity requirement. We will meet monthly to review and resolve all slow moving and obsolete inventory issues.

XVI. CUSTOMER-SPECIFIED VENDORS - If you specify a particular vendor for your account which is not currently authorized by Alliant, then such vendor will be required to complete our standard vendor documentation before purchases can be made by Alliant for resale to your unit(s).

XVII. DEVIATED COST PROGRAMS - Alliant agrees to maintain deviated costing programs in its contract pricing system when deviated cost(s) has been negotiated directly between you and vendors. Alliant will only maintain those deviated cost programs documented by the vendor and

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         communicated to Alliant via notice on vendor letterhead or by completion of an Alliant "Deviated Cost Program" form. The communication shall, at a minimum, contain:

         -     Adequate lead time of ten (10) working days

         -     Program start/end dates

         - Information pertaining to deviated cost type (delivered to distributor, allowance, f.o.b. origin)

         - Information on specific products covered, including manufacturer product code

         -     Signature of vendor representative authorized to offer program

         -     Vendor contact.

         Alliant will not be responsible for collection, payment or any reimbursement of monies due to you as a result of vendors supplying inadequate information, communication received after program start date, predated or retroactive programs. Further, as Alliant acts as an administrator regarding negotiated deviated cost programs negotiated by you, Alliant will not be held liable for any vendor omissions or errors in maintaining the programs and all such related recoveries shall be from the involved vendor.

         Alliant is responsible for maintaining accurate tracking records and timely reporting of programs and volumes. In addition, Alliant will monitor deviated price programs negotiated for Rubio's.

         Alliant reserves the right to calculate flat fee mark up per case based upon *** prior to any customer-specific rebates or discounts. The flat fee per case will then be applied to the *** Alliant may impose a charge upon vendors providing ***. If Alliant chooses to request these charges, they will be known by and agreeded to by Rubio's, prior to implementation.

XVIII. REPORTS/ORDER GUIDES - Alliant will provide the following reports upon your request:

         1. Customized Order/Inventory Guides. One copy will be furnished to each purchasing location.

         2. Monthly or Quarterly Standardized Usage Report. One copy will be furnished to the location of your choice.

         3. On line access to all usage reports of all products purchased by Rubio's Restaurants through Alliant Link system electronically.

         4.   Quarterly Business Review - See Schedule B.

XIX. FORCE MAJEURE - Either party hereto shall be relieved of its obligations under this agreement for so long as such party is prevented from fulfilling its obligations by causes outside its reasonable control, including but not limited to casualty, labor strikes and serious adverse weather conditions. This provision shall not be interpreted to relieve either party of its obligations to make any payments due hereunder.

XX MISCELLANEOUS - Neither party will assign this agreement, in whole or in part, or otherwise extend the benefits of this agreement to any unaffiliated third party, without the prior written


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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         consent of either party. At Alliant's option, the provisions of this agreement shall not apply to any unit(s) following the transfer or sale of such unit(s). This agreement, including the Schedules attached herein, constitutes and contains the entire agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence and agreements, whether oral or written, between you and Alliant respecting the subject matter hereof

         If this offer is acceptable to you, please sign both copies of this agreement and return one to us. By your signature you represent that these margins/prices quoted herein are competitive with margins/prices quoted your account by others for similar products.

XXI. NOTICES - Any written notice called for in this agreement may be given by personal delivery, first class mail, overnight delivery service or facsimile transmission. Notices given by personal delivery will be effective on delivery; by overnight services on the next business day, by first class mail three business days after mailing; and by facsimile when transmission is complete. The address of each party is set forth below.

XXII. PRICE SUBSTANTIATION - RIGHT TO AUDIT - Upon reasonable notice and during regular business hours, but no more frequently than once every six months, you may examine, at the local Alliant Foodservice District servicing your operations, documentation to support pricing of products sold to you pursuant to this agreement; provided, however, that any such audit shall be limited to no more than 25 items. If such documentation is not available at the District office, Alliant's computer generated reports will be made available to you at the District office or the audit may be conducted at our processing center, at Alliant's option. The audited period shall be limited to the twelve
         (12) months immediately preceding such audit.


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XXIII    GOVERNING LAW - This agreement shall be governed by, and interpreted in accordance with the laws of the State of Illinois, U.S., except any such law mandating the application of the law(s) of a different jurisdiction.

                              Sincerely,

                              ALLIANT FOODSERVICE, INC.
--------------------------
--------------------------    By:  /s/ Tom Kertis
--------------------------       ---------------------------------------------
Attention:                       Tom Kertis, President - Southern California
          ----------------
Telephone:                    By:  /s/ Phil Collins
          ----------------       ---------------------------------------------
Facsimile:                       Phil Collins, President - Northern California
          ----------------
                              By:  /s/ Dan Carroll
                                 ---------------------------------------------
                                 Dan Carroll, President - Arizona/Nevada

                              By:  /s/ Dave Hansel
                                 ---------------------------------------------
                                 Dave Hansel, President  - Utah

                              By:  /s/ Mark Robertson
                                 ---------------------------------------------
                                 Mark Robertson, President - Colorado

                              By:  /s/ Mike Potter
                                 ---------------------------------------------
                                 Mike Potter, President - Minnesota

                              ACCEPTED:

--------------------------    ------------------------------------------------
--------------------------    Rubio's Baja Grill
--------------------------
Attention:                    /s/ Joe Stein
          ----------------    ------------------------------------------------
Telephone:                    Joe Stein
          ----------------
Facsimile:                    ------------------------------------------------
          ----------------    Chief Financial Officer
                                   1-21-00
                              ------------------------------------------------
                              (Date)

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SCHEDULE A

MARKETING INCENTIVE: You will be entitled to receive a prepayment marketing incentive of ***. Payment will be made within *** of the contract month following the close of the respective incentive period. Any significant breach from your payment terms will void and nullify this marketing incentive. This incentive will be paid by check. If this agreement is terminated at any time for any reason during this calendar year, you will return to us the prorated portion of the incentive within *** of termination.

Additionally all new stores will receive the same *** for their first *** of operations. This will be paid by check to Rubio's corporate office within ***.

SCHEDULE B

QUARTERLY BUSINESS REVIEW - The Quarterly Business Review will be utilized to analyze clearly defined objectives. For example, service level, procurement activities, technology, and general service issues. This will be an ongoing process. We will meet every 3 months to review objectives and set new goals. Listed below is an example of delivery measurement tracking and sku level tracking:

HISTORICAL ON-TIME DELIVERIES - On-time delivery performance is greatly impacted by the windows offered by a customer. A simple block out window of no deliveries from a customer's peak day parts(s), i.e. no deliveries between 11 a.m. to 1 p.m. will bring scores approaching 100%. A two hour "open window" will generally score in the 90's percentile. A one hour window as proposed by the RFP may create a rating in the 90's percentile.

Measurement is provided by cross referencing Roadnet and Cadec software, which develops a report comparing the time window allocated and the actual time and duration of the delivery.

SALES COMPLIANCE - Using the traditional industry method of cases shipped versus cases ordered our program customers average 98.4 "fill" rates. This can, and has been, advanced to over 99.5 when the customer's designated vendors provide Alliant with "perfect invoice" service. Vendor support on proprietary products is a key element in maintaining a consistent 99+ score.

Measurement is by traditional cases shipped versus cases ordered reporting.

SCHEDULE C

OUTSIDE STORAGE AND FINANCING

Storage for Langostino and fish will be billed out as follows:

***.

Under this agreement and mutually agreed to by Rubio's and Alliant any other products will be covered as indicated above.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.